EXHIBIT 23.2

PRICEWATERHOUSECOOPERS [LOGO]

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN RESPECT OF THE
PROPOSED ASSET BACKED FLOATING RATE NOTES BY GRACECHURCH CARD FUNDING
(NO. 11) PLC

We hereby consent to the use in this Registration Statement on Form F-1 (Appendix D) of our report dated 16 November 2005 relating to the balance sheet of Gracechurch Card Funding (No. 11) PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
16 November 2005

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PRICEWATERHOUSECOOPERS [LOGO]

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN RESPECT OF THE
PROPOSED ASSET BACKED FLOATING RATE NOTES BY GRACECHURCH CARD FUNDING
(NO. 11) PLC

We hereby consent to the use in this Registration Statement on Form F-1 (Appendix D) of our report dated 6 June 2005 relating to the consolidated financial statements of Barclaycard Funding PLC and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
16 November 2005

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PRICEWATERHOUSECOOPERS [LOGO]

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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

16 November 2005

Commissioners

We are aware that our report dated 16 November 2005 on our review of interim financial information of Barclaycard Funding PLC and subsidiary ("the Group") for the six month periods ended 30 June 2005 and 2004 is included in the Gracechurch Card Funding (No. 11) plcs Registration Statement dated 16 November 2005.

Yours sincerely,

PricewaterhouseCoopers LLP